Exhibit 10.20

ESCROW AGREEMENT

THIS ESCROW AGREEMENT ("Agreement") is made as of December 4 , 2009, but effective as of November 9, 2009, by and among InstaCare Corp., a Nevada corporation, (the "Issuer"), Centurion Credit Resources LLC, a Delaware limited liability company, (the "Lender") and Tarter Krinsky & Drogin LLP (the "Escrow Agent") as agent for the Lender.

WHEREAS, pursuant to a Loan and Security Agreement, dated November 19, 2007, as amended, (the "Loan Agreement") the Issuer shall issue to the Leader from time to time the Issuer's Series E Preferred Stock and/or Common Stock; and

WHEREAS, the Issuer and the Lender desire to establish an escrow of certificates evidencing such securities.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.

Escrow.   The Issuer herewith deposits with the Escrow Agent, in form transferable for delivery, Seven Hundred Twenty Thousand (720,000) shares (the "Shares") of Series E Preferred Stock, in such increments as requested by the Leader.

2.

Delivery of the Shares. The Escrow Agent shall deliver the Shares to the Lender in such amounts and at such times as instructed in writing by the Issuer to the Escrow Agent. The Issuer shall instruct the Escrow Agent to distribute such number of Shares to the Lender as required under the Loan Agreement when such Shares have been earned by the Lender.

3.

Voting Rights, Distribution Rights.  Only aider such time as the Shares have been earned by the Lender under the Loan Agreement and the Issuer has instructed in writing the Escrow Agent to deliver the Shares to the Lender shall the Lender be entitled (i) to exercise any voting power or dispositive power with respect to the Shares, and (ii) to receive and retain for its own account any and all dividends or other distributions declared or paid upon any of the Shares.

4.

Instructions to Escrow Agent.  Notwithstanding any other provision of this Agreement, upon receipt by the Escrow Agent of written instructions signed by or on behalf of each of the Issuer and the Lender, the Escrow Agent shall make any other payment or delivery of the Shares then held hereunder as may be specified in such instructions.

5.

Delivery of Common Stock.   In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of the Shares, provided the Issuer's transfer agent is participating in the Depository Trust Issuer ("DTC") Fast Automated Shares Transfer program, the Issuer shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Lender by crediting the account of the Lender's Prime Broker or other designated account with DTC through its Deposit Withdrawal Agent Commission system.

6.

Representations and Warranties. The Issuer hereby represents and warrants to the Lender and the Escrow Agent that:

(a)

The Issuer has full power and authority and legal right to issue and convey the Shares to the Lender pursuant to this Agreement and the Loan Agreement.

(b)

This Agreement constitutes a legal, valid and binding obligation of file Issuer, enforceable in accordance with its terms.

(c)

The execution, delivery and performance of this Agreement and other instruments contemplated herein will not violate any provision of any order or decree of any court or governmental instrumentality or of any mortgage, indenture, contract or other agreement to which the Issuer is a party or by which the Issuer or the Shares may be bound, and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of the Issuer's properties pursuant to the provisions of such mortgage, indenture, contract or other agreement.

(d)

All of the Shares were validly issued, fully paid and non-assessable and the Common Stock issuable upon conversion of the Shares will be validly issued, fully paid and non-assessable.

7.

Escrow Agent.  The acceptance by the Escrow' Agent of its duties under this Agreement is subject to the following terms and conditions, which shall govern and control with respect to its rights, duties, liabilities and immunities:

(a)

The duties of the Escrow Agent are only such as arc herein specifically provided, being purely ministerial in nature. The Escrow Agent shall incur no liability whatsoever to the Lender, the Issuer or otherwise, except for its own willful misconduct or gross negligence.

(b)

The Escrow Agent shall be under no responsibility in respect of any of the items deposited with it other than to follow the provisions of this Agreement. The Escrow Agent may consult with counsel and shall be fully protected in any action taken or omitted in good faith, in accordance with the advice of such counsel.

(c)

The Escrow Agent shall not be required to defend any legal proceedings which may be instituted against it in respect of the subject matter of this Agreement. The Escrow Agent shall not be required to institute legal proceedings of any kind.

(d)

The Escrow Agent shall have no responsibility for the genuineness, validity or value of any certificate, document or other item deposited with or delivered to it, and the Escrow Agent shall be fully protected in acting in accordance therewith.

(e)

In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive instructions from the Lender or the Issuer with respect to the Shares that, in its opinion, are in conflict with any of the provisions of this Agreement, the Escrow Agreement shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by both the Lender and the Issuer or by a final order of a court of competent jurisdiction.

(f)

Notwithstanding any provision to the contrary contained in any other agreement (excluding any amendment to this Agreement) between any of tile parties hereto, file Escrow Agent shall have no interest in the Shares except as provided in this Agreement.

(g)

In the event that any of the terms and provisions of any other agreement (excluding any amendment to this Agreement) between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement in respect of the rights and duties of the Escrow Agent shall govern and control in all respects.

(h)

Nothing in this Agreement shall be deemed to prohibit the Escrow Agent from representing one or all of the parties to this Agreement in connection with any matter whatsoever.

(i)

The Escrow Agent may at any time by written notice given to all parties to this Agreement resign its position under this Agreement, whereupon the other parties to this Agreement shall designate one or more persons to act as a successor.

(j)

The Escrow Agent has acted as legal counsel for the Lender, and may continue to act as legal counsel for the Lender, from time to time, notwithstanding its duties as the Escrow Agent hereunder. All parties hereto expressly consent to the Escrow Agent's representation of the Lender as legal counsel in any matter whatsoever, including, without limitation, any controversy or dispute arising out of this Agreement.

8.

Fees and Expenses of Escrow Agent. The Escrow Agent shall be compensated by the Lender at the Escrow Agent's normal hourly rate in connection with its services hereunder, and be entitled to reimbursement by the Lender for all substantiated, reasonably necessary expenses (including reasonable counsel fees, if applicable) incurred by the Escrow Agent in the performance of its duties hereunder. Such fees and expenses shall be reimbursed to the Lender by the Issuer under Section 1.14 of the Loan Agreement.

9.

Notices.   All notices, requests, demands, consents and other communications required or permitted under this Note shall be in writing and shall be deemed to have been duly given when delivered (i) by hand, (ii) by email, or (iii) five days after being mailed in the United States by first class registered or certified mail, postage prepaid, return receipt requested, to each party at the address for such party set forth on Schedule A hereto or at such other address as such party may from time to time designate as to itself by notice given in compliance with this paragraph.

10.

Binding Nature. This Agreement and the rights and obligations of the Issuer, the Lender and the Escrow Agent hereunder shall bind and inure to the benefit of the parties and their respective successors and assigns.

11.

Applicable Law. This Agreement has been negotiated, made and delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York without giving effect to file principles thereof relating to the conflict of laws. By signing this Agreement, the Issuer acknowledges that any dispute or controversy between Issuer and Lender may be based on difficult and complex issues of law and fact, Accordingly, the Issuer hereby waives, to the extent permitted by applicable law, trial by jury in any action or proceeding of any kind or nature in any court or tribunal in which an action may be commenced by or against the Issuer arising out of this Agreement or by reason of any other cause or dispute whatsoever between the Issuer and the Lender of any kind or nature.   The Issuer hereby irrevocably consents to the non-exclusive jurisdiction of any court of the State of New York located in New York County, New York, and any federal court located in any such County with respect to any litigation relating to this Agreement. The Issuer expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in any such court, hereby waiving personal service of the summons and complaint, or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers may be made by registered or certified mail, return receipt requested, addressed to the Issuer at the address of the Issuer set forth above.  Should Issuer fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing thereof, the Issuer shall be deemed in default and an order and/or judgment may be entered against it as prayed for in such summons, complaint, process or papers.  The choice of forum set forth in this paragraph shall not be deemed to preclude the bringing of any action by the Lender or the Lender's enforcement of any judgment obtained in such forum in any other appropriate jurisdiction.  The Issuer hereby waives the right to assert the defense of forum non convenience and the right to challenge the venue, subject matter or personal jurisdiction of any court proceeding.

12.

Attorneys' Fees.  The Issuer agrees to pay all costs including all reasonable attorneys' fees and disbursements incurred by the Lender, the Escrow Agent or the Issuer, or the respective assignees, in enforcing this Agreement in accordance with its terms.

13.

Termination.  The obligations of the Escrow Agent shall terminate at the time when all of the Shares held hereunder have been delivered by the Escrow Agent as provided in the Agreement.

14.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one remainder of page intentionally left blank

IN WITNESS WHEREOF, the issuer, the Lender and file Escrow Agent have executed this Agreement as of the day and year first above written.

THE ISSUER:

INSTACARE CORP.,

a Nevada Corporation

By: /s/ Keith Berman

Name:  Keith Berman

Title:  Secretary and CFO

THE LENDER:

CENTURION CREDIT RESOURCES, LLC, a Delaware limited liability company

By: ____________________________

Name:

Title:

THE ESCROW AGENT:

TARTER KRINSKY & DROGIN, LLP

By: ____________________________

Name:

Title:

Schedule A

if to the Issuer:

InstaCare Corp.

Attn: Keith Berman

2660 Townsgate Road #300

Westlake Village, CA 91361

Telephone: (805) 446-1973

Email: InterMania@aol.com

with copies to:

Hunter, Molloy and Salcido, LLP

Attn: Michael Belcher

225 South Lake Avenue, Suite 600

Pasadena CA 91101

Telephone: (626) 568-2500

E-mail: MBelcher@hmspasadena.com

if to the Lender:

Centurion Credit Management LP

Brian D. Jedwab, Managing Director

152 West 57th Street, 54th Floor

New York, New York 10019

Tel: (212) 581.0500

Email: bjedwab@centurionllc.com

with copies to:

Troutman Sanders LLP

Attn: Robert Bourguignon

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Telephone: (212) 704-6310

E-mail: robert.bourguignon@troutmansanders.com

if to the Escrow Agent:

Tarter Krinsky & Drogin LLP

Attention: James G. Smith, Esq.

1350 Broadway, 11th Floor

New York, NY 10018

Telephone: (212) 216-8000

Email: jsmith@tarterkrinsky.com